EXHIBIT 32

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gina Serkasevich, Chief Executive Officer of Hero Technologies, Inc. (the “Company”) hereby certifies that, to the best of her knowledge:

(1)

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, to which this Certification is attached as Exhibit 32 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gina Serkasevich
Gina Serkasevich
Chief Executive Officer

May 17, 2023

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hero Technologies, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.